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                                                                EXHIBIT 21.1

                    SUBSIDIARIES OF MICHAELS STORES, INC.

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
Michaels of Canada, Inc., a New Brunswick      San Diego Craft & Floral Supply Co., Inc.,
corporation                                    a California corporation

Leewards Creative Crafts, Inc., a Delaware     Mission Viejo Craft & Floral, Inc., a
corporation                                    California corporation

Treasure House Stores, Inc., a Delaware        H.F.C.S., Inc., a California corporation
corporation

Oregon Craft & Floral Supply Co., Inc., an     San Leandro Craft and Floral Supply
Oregon corporation                             Company, Inc., a California corporation

Oregon Craft & Floral Supply Co., II, Inc.,    Orange Craft & Floral Supply Co., Inc., a
an Oregon corporation                          California corporation

Oregon Craft & Floral Supply Co., III, Inc.,   H & H Craft & Floral Supply Co. #9, Inc.,
an Oregon corporation                          a California corporation

Oregon Craft & Floral Supply Co., IV, Inc.,    OC&F Number 18, Inc., an Oregon
an Oregon corporation                          corporation

Oregon Craft & Floral Supply Co., V, Inc.,     Michaels of Puerto Rico, Inc., a Delaware
a Washington corporation                       corporation

Oregon Craft & Floral Supply Co., VI, Inc.,    Aaron Brothers Holdings, Inc., a Delaware
an Oregon corporation                          corporation

Oregon Craft & Floral Supply Co., VII, Inc.,   Aaron Brothers Art Marts, Inc., a Delaware
an Oregon corporation                          corporation (an indirect subsidiary)

Oregon Craft & Floral Supply Co., VIII,        Aaron Brothers, Inc., a Delaware
Inc., an Oregon corporation                    corporation (an indirect subsidiary)

Oregon Craft & Floral Supply Co., IX, Inc., an Oregon corporation

Habif & Ross Enterprises, Inc., a California corporation

Riverside Craft & Floral Supply Co., Inc., a California corporation

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